News Release

Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, VA 20191

Contacts:
Investors: Paul Blalock (703) 433-4300
Media: Audrey Schaefer (240) 876-1588

Nextel Reports Record 2003 Results

-  Income of $1.47 Billion, or $1.41 per share  -
-  Operating Income before Depreciation and Amortization of $4.2 Billion  -
-  Free Cash Flow of $1.3 Billion  -
-  Year-end Net Debt of $8.2 Billion  -
-  2003 Subscriber Additions of 2.3 Million, Year-end Subscribers 12.9 Million  -
-  2004 Guidance Provided  -

RESTON, Va. — February 19, 2004 — Nextel Communications, Inc. (NASDAQ: NXTL), today announced record financial results for 2003 including income available to common stockholders of $1.47 billion, or $1.41 per share. Revenue was $10.8 billion in 2003, a 24% increase over 2002 and was $3.0 billion in the fourth quarter. Operating income before depreciation and amortization, (OIBDA) was $4.2 billion in 2003, an increase of 35% over the prior year. During 2003, Nextel’s free cash flow grew to a record $1.3 billion, compared to $122 million for 2002. Nextel retired $7.8 billion in debt and preferred stock in 2003 and issued $4.7 billion in new lower cost debt, resulting in net debt and preferred retirements of $3.1 billion. Year-end debt and preferred stock, net of cash, cash equivalents and short-term investments was $8.2 billion. Nextel added approximately 2.3 million new subscribers during 2003 with 553,000 subscribers added during the fourth quarter, bringing total subscribers to 12.9 million at year-end.

“In 2003, Nextel set the pace for the wireless industry exceeding all of our financial goals,” said Tim Donahue, Nextel’s president and CEO. “We delivered $1.3 billion in free cash flow, which is more than a billion dollar increase over 2002. We increased OIBDA by 35% over last year to $4.2 billion. We grew subscribers 21% to 12.9 million by adding 2.3 million subscribers. In addition, we added 385,000 subscribers using Boost Mobile service in 2003. Nextel has a keen focus on operational excellence and a drive to aggressively pursue opportunities to build on our record of profitable growth. We will continue to invest in long term growth opportunities that expand Nextel’s reach, enhance our differentiation and build on our success.”

“In 2003, strong customer demand helped drive revenue growth of 24%, while a long term focus on smart growth strategies allowed our operating margin on service revenue to grow to approximately 44% in the fourth quarter. At the same time, Nextel launched a new campaign to enhance our corporate brand, signed an exclusive sports marketing arrangement with NASCAR®, and improved our industry leading customer satisfaction while making Nationwide Direct Connect(sm) a reality,” said Tom Kelly, Nextel’s executive vice president and COO. “In 2004, we will expand the Nextel National Network and broaden our reach by adding an additional 2,200 coverage sites. In addition, we will increase our targeting of high-value customer segments, like the millions of NASCAR fans. We will also expand our Boost Mobile pre-paid service to new markets while continuing to deliver industry leading results.”

Nextel’s average monthly service revenue per subscriber was approximately $70 for the fourth quarter and $69 for the full year. Customer churn decreased to an average of 1.6% for the year and was 1.5% for the fourth quarter of 2003.

Nextel’s net income available to common stockholders for the year was $1.47 billion or $1.41 per share and includes gains from the sale of investments of $213 million, or $0.20 cents per share, and losses from the retirement of debt and preferred stock of $252 million or $0.24 per share. 2003 net income after adjustment to eliminate the impact of those two items, was up significantly to $1.5 billion or $1.45 per share as compared with last year’s net income, adjusted to eliminate gains from the deconsolidation of NII Holdings and from balance sheet de-leveraging activities and other items, of $236 million or $0.27 per share.

During the fourth quarter, Nextel reported income of $637 million, or $0.58 per share, including charges related to debt retirements of $106 million, or $0.09 per share, and gains related to the sale of a portion of our investments in NII Holdings and Nextel Partners of $213 million, or $0.19 per share. Net of these items, the fourth quarter adjusted net income was up significantly to $530 million, or $0.48 per share, as compared with last year’s net income of $209 million, or $0.21 per share, adjusted for gains related to the retirement of debt and preferred stock of $35 million, or $0.04 per share, and a gain on the deconsolidation of NII Holdings of $1.2 billion, or $1.24 per share. (See attached reconciliation of Income and EPS data.)

“Nextel enters 2004 in excellent financial condition,” said Paul Saleh, Nextel’s executive vice president and CFO. “Nextel has a healthy balance sheet and a solid financial profile. Our industry leading subscriber metrics coupled with low operating costs have produced the industry’s highest margins and strong capital efficiency. During the fourth quarter, Nextel generated $1.18 billion in OIBDA making it Nextel’s seventh consecutive quarter of OIBDA margins above 40%. Nextel’s focus on high-value customer segments continues to produce sustainable growth in subscribers, revenue and margins while generating strong free cash flow.”

Capital expenditures for the full year of 2003 were $1.8 billion – essentially flat with 2002. Total minutes of use on the Nextel National Network grew by 37% in 2003 to 101 billion. Nextel added approximately 1,200 cell sites to its network during 2003, bringing the total number of sites to approximately 17,500 at year-end. During the fourth quarter, Nextel added approximately 700 cell sites and capital expenditures were $711 million.

2004 Guidance

Nextel’s 2004 Guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Communications Inc. Nextel’s current outlook for 2004 results is as follows:

•	$4.9 billion in OIBDA, or more

•	$1.6 billion in free cash flow, or more

•	$2.00 in earnings per share, or more

•	Capital expenditures of approximately $2.2 billion

•	Subscriber additions of approximately 1.8 million, or more, excluding Boost Mobile

In addition to the results prepared in accordance with Generally Accepted Accountings Principles (GAAP) provided throughout this press release, Nextel has presented non-GAAP financial measures, such as operating income before depreciation and amortization, OIBDA margin, free cash flow and ARPU. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations and information about how to access the conference call discussing Nextel’s fourth quarter results visit the ‘Investor Relations’ link under the ‘About Nextel’ tab at www.nextel.com.

About Nextel

Nextel Communications, a FORTUNE 300 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Today 95 percent of FORTUNE 500® companies are Nextel customers. Nextel and Nextel Partners, Inc. currently serve 293 of the top 300 U.S. markets where approximately 249 million people live or work.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel’s actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, including those associated with our voice coder technology, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in Nextel reports filed with the SEC, including Nextel’s annual report on Form 10-K for the year ended December 31, 2002 and in its Form 10-Qs for the first, second and third quarters of 2003. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

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NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Consolidated Statements of Operations
(in millions, except per share amounts)

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Operating revenues
Service revenues	$9,892	$8,186	$2,698	$2,184
Handset and accessory revenues (1)	928	535	308	147

	10,820	8,721	3,006	2,331

Operating expenses
Cost of service (exclusive of depreciation included below)	1,656	1,469	438	369
Cost of handset and accessory revenues (1)	1,495	1,047	455	288
Selling and marketing	1,814	1,543	477	405
General and administrative	1,639	1,496	459	383
Restructuring and impairment charges	—	35	—	—
Depreciation and amortization	1,694	1,595	430	396

Operating income	2,522	1,536	747	490
Interest expense	(844)	(1,048)	(180)	(235)
Interest income	42	58	10	13
(Loss) gain on retirement of debt, net of debt conversion costs of $0, $160, $0 and $26 (2)	(245)	354	(106)	7
Gain on deconsolidation of NII Holdings	—	1,218	—	1,218
Equity in losses of unconsolidated affiliates, net	(40)	(302)	(1)	(4)
Realized gain on investments	213	—	213	—
Change in fair value of investments	(2)	(37)	—	1
Other income (expense), net	4	(2)	—	(1)

Income before income tax provision	1,650	1,777	683	1,489
Income tax provision	(113)	(391)	(43)	(18)

Net income	1,537	1,386	640	1,471
(Loss) gain on retirement of mandatorily redeemable preferred stock	(7)	485	—	28
Mandatorily redeemable preferred stock dividends and accretion	(58)	(211)	(3)	(36)

Income available to common stockholders	$1,472	$1,660	$637	$1,463

Earnings per common share
Basic	$1.41	$1.88	$0.58	$1.49

Diluted	$1.36	$1.78	$0.56	$1.38

Weighted average number of common shares outstanding
Basic	1,047	884	1,100	980

Diluted	1,089	966	1,171	1,074

Selected Balance Sheet Data
(in millions)

	December 31,	December 31,
	2003	2002
Cash, cash equivalents and short-term investments	$1,971	$2,686
Accounts and notes receivable, net of allowance for doubtful accounts of $86 and $127	1,276	1,077
Property, plant and equipment, net	9,093	8,918

Intangible assets, net	7,038	6,607
Total assets	20,510	21,484

Long-term debt, including current portion	10,037	12,278
Capital lease and finance obligations, including current portion	175	272
Total liabilities	14,575	17,623

Mandatorily redeemable preferred stock	99	1,015
Stockholders’ equity	5,836	2,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Adjusted Income Available to Common Stockholders Data
(in millions, except per share amounts)

	For the year ended		For the year ended
	December 31, 2003		December 31, 2002
		Basic EPS		Basic EPS
Income available to common stockholders	$1,472	$1.41	$1,660	$1.88
Restructuring and impairment charges	—	—	35	0.04
Loss (gain) on retirement of debt, net	245	0.23	(354)	(0.40)
Gain on deconsolidation of NII Holdings	—	—	(1,218)	(1.38)
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	—	226	0.26
Realized gain on investments	(213)	(0.20)	—	—
Change in fair value of investments	2	—	37	0.04
SFAS No. 142 income tax provision adjustment	—	—	335	0.38
Loss (gain) on retirement of mandatorily redeemable preferred stock	7	0.01	(485)	(0.55)

Adjusted income available to common stockholders (3)	$1,513	$1.45	$236	$0.27

	For the three months ended		For the three months ended
	December 31, 2003		December 31, 2002
		Basic EPS		Basic EPS
Income available to common stockholders	$637	$0.58	$1,463	$1.49
Loss (gain) on retirement of debt, net	106	0.09	(7)	(0.01)
Gain on deconsolidation of NII Holdings	—	—	(1,218)	(1.24)
Realized gain on investments	(213)	(0.19)	—	—
Change in fair value of investments	—	—	(1)	—
Gain on retirement of mandatorily redeemable preferred stock	—	—	(28)	(0.03)

Adjusted income available to common stockholders (3)	$530	$0.48	$209	$0.21

Other Data

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Handsets in service, end of period (in thousands) (4)	12,882	10,612	12,882	10,612
Net handset additions (in thousands) (4)	2,270	1,956	553	503
Average monthly minutes of use per handset	710	630	740	640
Average monthly revenue per handset/unit (ARPU) (5)	$69	$70	$70	$69
Cost per gross add (CPGA) (6)	$460	$450	$485	$440
Cash cost per handset/unit (CCPU) (7)	$24	$26	$24	$24
Operating income before depreciation and amortization (OIBDA) (in millions) (8)	$4,216	$3,131	$1,177	$886
Bad debt expense included in general and administrative (in millions)	$129	$334	$28	$74
Bad debt expense as a percentage of operating revenues	1.2%	3.8%	0.9%	3.2%

Capital Expenditures
(in millions)

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Cash paid for capital expenditures, excluding capitalized interest	$1,681	$1,815	$550	$443
Changes in capital expenditures accrued or unpaid	140	41	161	90

Capital expenditures, excluding capitalized interest	1,821	1,856	711	533
Capitalized interest	35	48	8	12

Total capital expenditures	$1,856	$1,904	$719	$545

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Condensed Consolidated Statements of Cash Flows
(in millions)

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Cash flows from operating activities
Net income	$1,537	$1,386	$640	$1,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,694	1,595	430	396
Gain on deconsolidation of NII Holdings	—	(1,218)	—	(1,218)
Change in accrued interest on short-term investments	(11)	(22)	(2)	(3)
Other	92	782	(150)	364

Net cash provided by operating activities	3,312	2,523	918	1,010

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(1,716)	(1,863)	(558)	(455)
Payments for licenses, acquisitions and other, net of cash acquired	(279)	(541)	(16)	(125)
Proceeds from sales of investments	248	—	248	—
Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—
Net changes in short-term investments and other	(314)	418	(135)	356

Net cash used in investing activities	(2,061)	(2,236)	(461)	(224)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(4,598)	(843)	(2,132)	(154)
Proceeds from issuance of debt securities	2,483	—	500	—
Repayments under long-term credit facility	(2,965)	(47)	(2,817)	(47)
Borrowings under long-term credit facility	2,269	47	2,200	47
Proceeds from issuance of stock	689	35	84	34
Repayments under capital lease and finance obligations	(44)	(100)	(9)	(23)
Payment for capital lease buy-out	(54)	—	—	—
Mandatorily redeemable preferred stock dividends	(57)	(19)	—	(19)
Other	(14)	5	(12)	1

Net cash used in financing activities	(2,291)	(922)	(2,186)	(161)

Net (decrease) increase in cash and cash equivalents	(1,040)	(635)	(1,729)	625
Cash and cash equivalents, beginning of period	1,846	2,481	2,535	1,221

Cash and cash equivalents, end of period	$806	$1,846	$806	$1,846

Free Cash Flow Schedule
(in millions)

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
OIBDA (8)	$4,216	$3,131	$1,177	$886
Capital expenditures, excluding capitalized interest	(1,821)	(1,856)	(711)	(533)
Payments for licenses, acquisitions and other	(279)	(541)	(16)	(125)
Changes in working capital and other	11	113	107	397

Unlevered free cash flow (9)	2,127	847	557	625
Net interest paid, including capitalized interest	(799)	(706)	(211)	(192)
Mandatorily redeemable preferred stock dividends	(57)	(19)	—	(19)

Free cash flow (9)	1,271	122	346	414
Financing activities, excluding mandatorily redeemable preferred stock dividends	(2,234)	(903)	(2,186)	(142)
Proceeds from sales of investments	248	—	248	—
Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—
Change in short-term investments	(325)	396	(137)	353

Net (decrease) increase in cash and cash equivalents	$(1,040)	$(635)	$(1,729)	$625

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Book and
	December 31,	principal value	Borrowings			December 31,
	2002	of retirements	and other			2003
10.65% senior redeemable discount notes due 2007	$756	$756	$—			$—
9.75% senior serial redeemable discount notes due 2007	1,086	1,086				—
4.75% convertible senior notes due 2007	284	284	—			—
9.95% senior serial redeemable discount notes due 2008 net of unamortized discount of $16 and $0	1,364	1,380	16	(a	)	—
12% senior serial redeemable notes due 2008, net of unamortized discount of $3 and $0	297	297	—			—
9.375% senior serial redeemable notes due 2009	1,796	197	—			1,599
5.25% convertible senior notes due 2010	622	15	—			607
9.5% senior serial redeemable notes due 2011, including a fair value hedge adjustment of $58 and $36	948	31	(22)	(b	)	895
6% convertible senior notes due 2011	608	—	—			608
6.875% senior serial redeemable notes due 2013	—	—	500			500
7.375% senior serial redeemable notes due 2015, including unamortized premium of $0 and $8	—	—	2,008			2,008
Bank credit facility (c)	4,500	2,774	2,078	(d	)	3,804
Other	17	—	(1)	(e	)	16

Total long-term debt, including current portion	$12,278	6,820	$4,579			$10,037

13% series D exchangeable preferred mandatorily redeemable 2009	$471	471	$—			$—
11.125% series E exchangeable preferred mandatorily redeemable 2010	454	461	7	(a	)	—
Zero coupon convertible preferred stock mandatorily redeemable 2013	90	—	9	(a	)	99

	$1,015	932	$16			$99

Total retirements		$7,752

(a)	Represents the accretion of unamortized discounts or dividends.

(b)	Represents the non-cash decrease to the fair value hedge adjustment.

(c)	Reflects the restructuring of our bank credit facility to reduce the total amount of loans outstanding under the facility and to extend the maturity date and reduce the interest rate on certain of those loans.

(d)	Represents borrowings of $2,269 million less scheduled principal payments of $191 million.

(e)	Represents scheduled principal payments.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

1)	Through June 30, 2003, we recognized handset sales as revenues on a straight-line basis over the estimated customer relationship period of 3.5 years in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements.” Costs of handset sales were recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales were expensed immediately as these amounts exceeded our minimum contractual revenues.

Effective July 1, 2003, we adopted the provisions of Emerging Issues Task Force, or EITF, Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Under EITF Issue No. 00-21, we no longer need to consider whether a customer is able to realize utility from the handset in the absence of undelivered service, as we did under SAB No. 101. Therefore, we account for the sale of a handset as a unit of accounting separate from the subsequent service to the customer. Accordingly, we recognize revenue from handset sales and the related cost of handset revenues when title to the handset passes to the customer for all arrangements entered into beginning July 1, 2003. We elected to apply the provisions of EITF Issue No. 00-21 to our existing customer arrangements as of July 1, 2003. Accordingly, we reduced our total assets and liabilities by about $1.3 billion, representing substantially all of the handset revenues and costs associated with the original sale of handsets that were deferred under SAB No. 101.

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(in millions)
Current period handset and accessory sales	$1,098	$892	$308	$247
Net effect of SAB No. 101	(170)	(357)	—	(100)

Handset and accessory revenues	$928	$535	$308	$147

Current period cost of handset and accessory sales	$1,665	$1,404	$455	$388
Net effect of SAB No. 101	(170)	(357)	—	(100)

Cost of handset and accessory revenues	$1,495	$1,047	$455	$288

2)	The 2003 loss on retirement of debt includes the loss associated with the retirement of our series D and series E preferred stock, which were classified as long-term debt effective July 1, 2003, in accordance with our adoption of Statement of Financial Accounting Standards, or SFAS, No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

3)	Adjusted income available to common stockholders represents our income available to common stockholders excluding certain gains, losses and other charges that do not relate to the ongoing operations of our wireless business. Adjusted income available to common stockholders as defined above may not be similar to adjusted income available to common stockholders measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted income available to common stockholders is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business.

4)	Handsets in service, end of period, and net handset additions do not include handsets attributable to test markets, such as the Boost Mobile program. Net handset additions represents gross handsets activated during the period less handsets deactivated. These net handset additions reflect a customer churn rate of about 1.6% for 2003 and about 1.5% for the fourth quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

5)	Average monthly revenue per handset/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in commercial service during that period, excluding the impact of test markets, such as the Boost Mobile program. ARPU as defined above may not be similar to ARPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Effective January 1, 2003, the ARPU metric includes amounts earned under various service and repair programs and cancellation fees. Other revenue in 2003 includes revenues from Boost Mobile, roaming, analog and other. Other revenues in 2002 also included revenues for service and repair programs and cancellation fees. ARPU can be calculated and reconciled to our consolidated statements of operations as follows:

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(in millions, except for ARPU)
Service revenues	$9,892	$8,186	$2,698	$2,184
Less: Other revenue	162	122	59	46

Subscriber revenues	$9,730	$8,064	$2,639	$2,138

ARPU calculated with Subscriber revenues	$69	$70	$70	$69

ARPU calculated with Service revenues	$71	$71	$72	$71

6)	Cost per gross add, or CPGA, is an industry metric that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA excludes the impact of test markets, such as the Boost Mobile program. CPGA as defined above may not be similar to CPGA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe CPGA is a measure of the relative cost of customer acquisition. Costs unrelated to initial customer acquisition include the revenues and costs associated with retaining existing customers and with test markets, such as the Boost Mobile program. CPGA can be calculated and reconciled to our consolidated statements of operations as follows:

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(in millions, except for CPGA)
Handset and accessory revenues	$928	$535	$308	$147
Less: Cost of handset and accessory revenues	1,495	1,047	455	288

Handset and accessory subsidy costs	567	512	147	141
Plus: Selling and marketing	1,814	1,543	477	405

Statement of operations costs	2,381	2,055	624	546
Less: Boost costs and costs unrelated to initial customer acquisition	305	119	88	39

Customer acquisition costs	$2,076	$1,936	$536	$507

Cost per Gross Add from customer acquisition costs	$460	$450	$485	$440

Cost per Gross Add from statement of operations costs	$530	$475	$565	$475

7)	Cash cost per handset/unit, or CCPU, is calculated by dividing the sum of our cost of service and general and administrative expenses by the weighted average number of handsets in commercial service during the period. CCPU as defined above may not be similar to CCPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. CCPU is commonly used within our industry as an indicator of the cash expenses associated with ongoing business operations on a per handset basis. Our management uses CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to scale costs associated with providing services to customers and managing our core business operations. CCPU can be reconciled to our consolidated statements of operations as follows:

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(in millions, except for CCPU)
Cost of service	$1,656	$1,469	$438	$369
General and administrative	1,639	1,496	459	383

	$3,295	$2,965	$897	$752

CCPU	$24	$26	$24	$24

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

8)	OIBDA represents operating income before depreciation and amortization. OIBDA margin, or operating margin on service revenue (“OBIDA margin”), represents OIBDA divided by service revenues. OIBDA and OIBDA margin as defined above may not be similar to OIBDA and OIBDA margin measures of other companies, are not measurements under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that OIBDA and OIBDA margin provide useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Our OIBDA and OIBDA margin calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. OIBDA can be reconcilied to our consolidated statements of operations as follows:

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(dollars in millions)
Operating income	$2,522	$1,536	$747	$490
Depreciation and amortization	1,694	1,595	430	396

OIBDA	$4,216	$3,131	$1,177	$886

OIBDA margin (operating margin on service revenue)	43%	38%	44%	41%

Operating income margin	25%	19%	28%	22%

Guidance
For the year ended December 31,
2004
(in millions)
Operating income	$3,000 or higher
Depreciation and amortization	1,900 or lower

OIBDA	$ 4,900 or higher

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

9)	Free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other, net interest paid, preferred stock dividends, adjusted for increases or decreases in working capital and other. Free cash flow as defined above may not be similar to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and the purchase or sale of investments. Free cash flow can be reconcilied to our condensed consolidated statements of cash flows as follows:

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(in millions)
Net cash provided by operating activities	$3,312	$2,523	$918	$1,010
Change in accrued interest on short-term investments	11	22	2	3
Net cash used in investing activities	(2,061)	(2,236)	(461)	(224)
Proceeds from sales of investments	(248)	—	(248)	—
Cash relinquished as a result of deconsolidation of NII Holdings	—	250	—	—
Net changes in short-term investments and other	314	(418)	135	(356)
Mandatorily redeemable preferred stock dividends	(57)	(19)	—	(19)

Free cash flow	$1,271	$122	$346	$414

Guidance
For the year ended December 31,
2004
(in millions)
Net cash provided by operating activities	$4,100 or higher
Change in accrued interest on short-term	*
investments
Net cash used in investing activities	(2,500) or lower
Net changes in short-term investments and other	*
Mandatorily redeemable preferred stock dividends	-

Free cash flow	$ 1,600 or higher

             *For guidance purposes, we do not distinguish between short-term investments and cash and cash equivalents.

Unlevered free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other, adjusted for and increases or decreases in working capital and other. Unlevered free cash flow as defined above may not be similar to unlevered free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that unlevered free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations and our ability to fund interest payments, preferred stock dividends, scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and the purchase or sale of investments. Unlevered free cash flow can be reconciled to our condensed consolidated statements of cash flows as follows:

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(in millions)
Net cash provided by operating activities	$3,312	$2,523	$918	$1,010
Change in accrued interest on short-term investments	11	22	2	3
Net cash used in investing activities	(2,061)	(2,236)	(461)	(224)
Proceeds from sales of investments	(248)	—	(248)	—
Cash relinquished as a result of deconsolidation of NII Holdings	—	250	—	—
Net changes in short-term investments and other	314	(418)	135	(356)
Net interest paid, including capitalized interest	799	706	211	192

Unlevered free cash flow	$2,127	$847	$557	$625